UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): February 2, 2018

ALGAE RESOURCE HOLDINGS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2018, the Board of Algae Resource Holdings Inc (the "Company") accepted the resignation of Mr. Daobing Song as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director of the Company and appointed Dr. Chester Chak Yuen Chan as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director of the Company. Mr. Song has indicated that his resignation was not due to any differences or disagreements with the Company's executive management or Board of Directors.

DIRECTOR BIOGRAPHY

Dr. Chester Chak Yuen Chan

Dr. Chester Chak Yuen CHAN ("Dr. Chan"), aged 62, has worked in the oil and renewable energy sector for over 40 years. Dr. Chan has extensive business experience, academic background and business and technical network including through his work in the community. Over the past 5 years, Dr. Chan has managed VF Holdings Limited a company that holds patents and formulas for the Hong Kong and China markets for extracting high purity Omega 3 from the plant for healthcare applications and World Oil Recycling System Limited, which focused on the biomass energy and biodiesel refinery program and environment-protection. The Company acquired 100% interests in VF Holdings Limited on January 31, 2018.

Over the past 40 years, Dr. Chan has worked is a major subsidiary of Sinopec Group, a State-owned enterprise in China, in the 1980s. When China designated Shanghai's opening and development, Dr. Chan was appointed as Senior Executive for Shanghai Pudong Development Zone. Dr. Chan was also responsible for the building of a large 12 million tons oil refinery in China.

In 1992, Dr. Chan became adjunct Professor in Dong Hua University, East China Normal University and Shanghai Jiaotong University for several years. After that, he came to Hong Kong and was the Managing Director of Lailay Group (SEHK code: 0456), a company listed on the Hong Kong Stock Exchange, that was in the oil refinery business. Dr. Chan managed large oil refineries with the supports from the professional team at AIG, France VICIN, UAE Imperial family member Sheikh Abdulla, Malaysia Petronas and China SINOPAC.

Dr. Chan was awarded Registered Consultant of Asian Development Bank in 2002. In 2002, he was appointed as Researcher & Head of an institute by Shanghai Academy of Social Science. He also spent time working with college professors and students to research and develop algae, including algae products and algal-based biofuel. In 2014, he was invited as a guest professor in Science College of Open University of Hong Kong.

Dr. Chan received his Master of Science and Bachelor of Science (BS) in Electrical Engineering from Dong Hua University in China and his PHD Honor in Engineering Management from Shanghai Jiao Tong University.

Dr. Chan is not an officer of any other United States reporting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018	ALGAE RESOURCE HOLDINGS INC.

By: /s/ Dr. Chester Chak Yuen Chan
_________________________________
Name: Dr. Chester Chak Yuen Chan
Title: Secretary and Director